EXHIBIT 5.1

ATTORNEYS AT LAW One Maritime Plaza 20th Floor San Francisco, CA 94111-3580 Main 415 693-2000 Fax 415-951-3699 www.cooley.com CHRISTOPHER A. WESTOVER (415) 693-2066 cwestover@cooley.com	Broomfield, CO 720 566-4000 Kirkland, WA 425 893-7700 Menlo Park, CA 650 843-5100 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000

June 26, 2002

Scientific Learning Corporation
300 Frank H. Ogawa Plaza, Suite 500
Oakland, CA 94612

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Scientific Learning Corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 820,588 shares of the Company’s common stock, $.001 par value (the “Shares”) pursuant to its 1999 Employee Stock Purchase Plan, as amended (the “1999 Plan”), and the 2002 Chief Executive Officer Option Plan (the “2002 Plan”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended and restated, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 1999 Plan and the 2002 Plan, the Registration Statement and related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ Christopher A. Westover
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     Christopher A. Westover

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